Exhibit 13.1

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Alcon, Inc., a corporation organized under the laws of Switzerland (the "Company"), for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   March 16, 2010                                                                                   /s/ Kevin J. Buehler
           Kevin J. Buehler
           President, Chief Executive Officer
           and Director

Dated:   March 16, 2010                                                                                   /s/ Richard J. Croarkin
           Richard J. Croarkin
           Senior Vice President, Finance and
                                   Chief Financial Officer